Exhibit 99.2

DD3 Acquisition Corp. II and Codere Online Management

Prepared Remarks Conference Call

June 14, 2021

DD3 Acquisition Corp. II and Codere Online Management – Prepared Remarks Conference Call, June 14, 2021

C O R P O R A T E   P A R T I C I P A N T S

Martin Werner, Co-Founding Partner, DD3 Capital Partners

Moshe Edree, Managing Director, Codere Online

Oscar Iglesias, Chief Financial Officer, Codere Online

P R E S E N T A T I O N

Operator

Welcome to the DD3 Acquisition Corp. II and Codere Online Management Prepared Remarks Conference Call.

We would like to first remind everyone that this call may contain forward looking statements that are not historical facts consistent with the Safe Harbor provisions of the U.S. private securities litigation reform act of 1995.

I will now turn the call over to Martin Werner, Co-Founding partner of DD3 Capital Partners.

Martin Werner

Good morning and welcome to the Codere Online investor presentation. My name is Martin Werner, and I am a Co-Founding Partner of DD3 Capital Partners. I’m joined today by Moshe Edree, Managing Director of Codere Online, and Oscar Iglesias, CFO of Codere Online. On behalf of the Company, thank you for joining us today.

This presentation will take you through a unique opportunity to invest in Codere Online that is very well-positioned to become the leading online gaming and sports betting operator in Latin America.

I will now turn it to Moshe Edree, Managing Director of Codere Online.

Moshe Edree

As you already know, the opportunity in Latin America is enormous, it is the next great (phon) growth region for digital sports and gaming. Codere has positioned itself to become a leading online operator in the region, and we have proven our success operating there.

Our retail business is supported by an omni-channel strategy in all countries that we operate. While being in retail for more than 15 years and online for 3 years, Codere has established very strong local connections in the area.

Beyond our core markets, there are tremendous growth opportunities through the regulation in other Latin American countries. We also aim to leverage our regional expertise to potentially serve the large Hispanic population in North America.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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DD3 Acquisition Corp. II and Codere Online Management – Prepared Remarks Conference Call, June 14, 2021

On the back of our highly successful Betterware transaction, we raised our second SPAC aiming to find high growth, digital business in the consumer space in Latin America. We found precisely that with Codere Online.

On Page 7 we have an overview of the transaction, which involves the business combination of DD3 that has $125 million of cash in trust with Codere Online, which is being contributed at a $300 million valuation before an expected $30 million distribution to Codere Group.

Additionally, we will have PIPE commitment of more than $67 million, with $25 million provided by Baron Capital and MG Capital each, $12 million from LarrainVial, and another $5 million provided by DD3 Capital Partners. This gives us over $190 million in total gross proceeds, or over $140 million net of the expected distribution to Codere Group and transaction expenses.

This transaction unlocks significant value for Codere Group, which will maintain a majority ownership position in, and control of, the business with approximately 55% interest.

I will now turn it over to Oscar Iglesias, CFO of Codere Online.

Oscar Iglesias

Moving on to Page 8 and use of proceeds, of the $130 million in available cash at closing, about $80 million will be used to fund primarily marketing investment to grow share across our existing core markets and another $10 million to $15 million to invest in technology and platform improvements.

At this level of investment, we expect to be EBITDA breakeven at some point in 2024, or year three of our business plan, and to deploy the remaining $35 million to $40 million in excess cash toward growth in expansion markets as they regulate as well as other opportunistic investment opportunities.

Turning to valuation on Page 9, Codere Online would be contributed at about a 2x revenue multiple with expected revenue growth of above 30% in our core markets alone. These are markets in which we are already operating or have a license and will soon be operating.

We believe that this multiple is very attractive versus both the U.S. and European B2C comps, on both an absolute and growth adjusted multiple basis, especially given what we believe is a much lower risk of operational execution since we are not including revenues from new expansion markets.

Also, would like to point out that 100% of this revenue is from regulated markets, and all else being equal, regulated revenue should command a higher multiple than unregulated revenue.

Moshe Edree

Moving to Page 10, let me give you a quick introduction to our Company.

Codere Online started as a project in 2014 in Spain. In 2018, I built a team of experts in Israel based on knowledge of similar operations from U.K. based bookies. In a couple of years, we were able to double our revenues. We are currently operating in six core countries: Spain, Mexico, Colombia, Panama, and Italy, and very soon, the city of Buenos Ayres. As we look at our total addressable market, we identify an $8 billion opportunity.

It’s worth reminding again that our retail presence and market share throughout Latin America is a true differentiator, and positions us as strong and promising player. Using our retail presence and database, we aim to expand our online market share significantly.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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DD3 Acquisition Corp. II and Codere Online Management – Prepared Remarks Conference Call, June 14, 2021

I would like to use this opportunity to introduce my team. I will start with myself. I started my online gaming career in early 2004 as a part of Playtech group and as an independent operator for several years. I sold my company to PartyGaming and continued my career by joining William Hill Online as a CEO of Playtech’s turnkey solution. I helped PartyGaming to build their online strategy, and afterwards I moved to another retail giant, Ladbrokes, and (inaudible) to improve their online platform and develop their omni-channel approach. During the course of three years, my team and I managed to build and position Ladbrokes as the leading U.K. brand with a substantial uplift in financial performance.

After my successful transaction with Ladbrokes, I searched for a similar retail brand that still didn’t complete its move to online, and also wanted to operate in the regulated markets, which are not crowded yet. While searching, I identified Codere retail as a strong Spanish brand with a local presence in Latin America, with a similar opportunity that I had seen at Ladbrokes.

I have recruited people that I have worked with for many years with a great reputation, who helped me to implement the same methods that worked very well at Ladbrokes. I deliberately chose people with proven success records, each one of its own department, with the ability to scale up.

This methodology, with the fact that Latin America is the next growth market within the online gaming (phon) arena, gives us a strong, unique position.

I believe that we have a unique opportunity here to profit from the significant Latin America expansion.

First, our target markets have a substantial, potential growth with limited competition from global operators.

Second, we have an important omni-channel opportunity leveraging retail footprint throughout Latin America.

In addition to that, in the past three years, we managed to improve Codere’s online technology and to create a flexible system that can support growth in the existing core markets with the expansion to new territories. That applies for both online, mobile, and sportsbook and casino.

On top of this, our overall goal is supported by our robust marketing strategy, driven by efficient acquisition.

Lastly, alongside our core markets in LATAM, we also identified future potential to capitalize on the large Hispanic market opportunity in the U.S. and North America.

As mentioned above, Latin America represents the next major opportunity for global gaming and growth rates equal to the crowded U.S. market, well above European markets, with far less competition.

Being more specific, expected growth in our core and expansion markets will be from $300 million in revenues to $3 billion in revenues in five years, representing a growth of 10x revenue expansion.

Oscar Iglesias

On Page 16 you can see our expected addressable market. We’ve done this analysis based on gross gaming revenue per capita for the U.K., New Jersey, Australia, Spain, and Italy, adjusting for GDP per capita and internet access, and excluding the offshore market activity. Based on that, we have reached a TAM of $8 billion by 2027. Out of which, nearly $6 billion are in our core markets where we are already operating, and two are in expansion markets.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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DD3 Acquisition Corp. II and Codere Online Management – Prepared Remarks Conference Call, June 14, 2021

Moshe Edree

Codere’s key differentiator in Latin America landscape is being genuinely the only global brand with a local presence. By that, I mean a retail footprint with a strong relationship with local partners. Based on our previous achievements, we know what it takes to gain share from our competitors.

By analyzing potential growth in Latin America, we envision solid and consistent growth in other digital areas, internet connectivity and mobile penetration, for instance, and we expect the same or similar growth in our vertical as the digital online GGR will grow at the same pace.

As I mentioned several times during this speech, we see the omni-channel opportunity as our true advantage with the ability to leverage Codere Group’s wide retail platform and database. Our retail locations build trust and increased convenience for the customer, driving enhanced player loyalty. Cross-sell activity is lowering our customer acquisition costs, and enhancing profitability.

The omni-channel initiative in Mexico clearly shows that omni-channel customers have been roughly 3x more valuable than pure online customers with much higher engagement and loyalty. Mexico will serve as a blueprint for other countries as we continue implementing the omni-channel program throughout our other markets.

Our additional strength is our technological set up. Codere Online controls the vast majority of its tech stack, it’s either proprietary or licensed exclusively from Codere Group. We’ve operated successfully on this platform, and with this transaction we have the opportunity to invest additional funds to further enhance our capabilities and continue leading the market. For example, continuous improvement of mobile application programs, bonus engine player and content management systems. These improvements will help us not only continue to win share in our existing markets, but also seamlessly expand into new regions.

Our sportsbook is equipped with top-tier front end. We have a good competitive advantage with all major international operators as we monitor competitor’s sportsbook product very closely. We run an experienced in-house trading team as well as product dedicated department.

Management over the Company has over a decade of deep-rooted relationships with all leading international casino content providers. We use those relationships to be a market leader in casino content offering. Moreover, we aim for local content in each of our markets, hand by hand with our retail portfolio

Having said that, in each of our core markets, we run a wide variety of marketing campaigns. All possible channels are addressed by in-house marketing teams, backed up by years of media in hundreds of millions of dollars and reputable sponsorship, like Real Madrid, Rayados football club, and others. Worth a mention that our omni-channel strategy, with access up to $3 million registered retail database drives our cost per acquisition down.

We believe that the existing set up with company knowledge, product, and customer service capabilities are naturally well-suited for Hispanic players in the other regions.

The Company is well-positioned to profit from significant U.S. Hispanic population as the market regulates and expands. Our strategy is based on three phases, North America will be Phase 3; Phase 2, Latin America non-core; and Phase 1 will be focused on our core markets.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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DD3 Acquisition Corp. II and Codere Online Management – Prepared Remarks Conference Call, June 14, 2021

Oscar Iglesias

On Page 27 we have the expected revenue evolution for Codere Online. It is important to note that the three-year revenue CAGR of 34% is for our core markets only, and that the full potential of this business, including expansion markets, can be as much as $1 billion in revenue.

In terms of revenue mix, we are expecting that contribution of our Latin American online business will grow substantially from about 40% of total revenue today to between 60% to 70% over the coming years.

As shown on Page 28, in only the second full year of operations under the new team, the business has delivered strong 2020 results helped in part by the shuttering of retail operations due to COVID.

We currently benefit from a balanced mix between sports betting and casino, driving the mix from 75/25 in favor of sports to something closer to half and half. Also, with the cancellation of sporting events in the early months of COVID, we leveraged our expertise in casino to expose our sports betting customers to our casino product, and to stay engaged with our customers overall.

In addition, given the COVID-driven closures of our retail business, we increased significantly our omni-channel activity by leveraging our substantial retail customer database in Mexico, which alone represented over 20% of total revenue in the year.

Turning to Page 29. Given the new advertising restrictions in place in Spain, our marketing investment will be more targeted but also more profitable and should allow for solid revenue growth and improvement in market share. We expect that this more targeted marketing approach will drive higher player lifetime value and, as a result, a very attractive revenue payback period of about eight months.

Turning to Mexico on the following page. We will be investing heavily in traditional marketing to further build our brand which we believe, over time, will allow us to meaningfully grow our market share position. This, together with our omni-channel approach, should allow for a significant decrease in customer acquisition costs and increase in customer lifetime values, resulting in a similar revenue payback period of about nine months.

Finally, on Page 31, we provide guidance as to our EBITDA margin target of 25%. This reflects the blended contribution from the core markets included in our business plan.

Moshe Edree

To summarize the opportunity, Codere is a trusted brand with a significant market presence throughout the region. Our know-how, team’s experience in the market, lucrative omni-channel advantage represents a bespoke growth opportunity to become the leader in the continent. Our mission is to be the leading online gaming and sports betting operator in Latin America.

Thank you very much, everyone, for joining us today.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Additional Information about the Business Combination and Where to Find It

Codere Online, DD3, and the other parties thereto have entered into a business combination agreement (the “Business Combination Agreement”) that provides for DD3 and SEJO to become wholly-owned subsidiaries of Holdco (the “Proposed Business Combination”). In connection with the Proposed Business Combination, a registration statement on Form F-4 (the “Form F-4”) is expected to be filed by Holdco with the U.S. Securities and Exchange Commission (“SEC”) that will include a proxy statement to be distributed to stockholders of DD3 in connection with DD3’s solicitation of proxies from DD3’s stockholders in connection with the Proposed Business Combination and other matters to be described in the Form F-4, as well as a prospectus of Holdco relating to the offer of the securities to be issued in connection with the completion of the Proposed Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM F-4 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. After the Form F-4 has been filed and declared effective, the definitive proxy statement/prospectus will be mailed to DD3’s stockholders as of a record date to be established for voting on the Proposed Business Combination. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Codere Online Luxembourg, S.A., 7 rue Robert Stümper, L-2557 Luxembourg, Grand Duchy of Luxembourg.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

About Codere Online

Codere Online launched in 2014 as part of the renowned casino operator Codere Group. Codere Online offers online sports betting and online casino through its state-of-the art website and mobile application. Codere currently operates in its core markets of Spain, Italy, Mexico, Colombia and Panama and expects to start operating in the City of Buenos Aires (Argentina) in late 2021. Codere Online’s online business is complemented by Codere Group’s physical presence throughout Latin America, forming the foundation of the leading omnichannel gaming and casino presence in the region. Codere Group is a multinational group devoted to entertainment and leisure. It is a leading player in the private gaming industry, with four decades of experience and with presence in seven countries in Europe (Spain and Italy) and Latin America (Argentina, Colombia, Mexico, Panama, and Uruguay).

About DD3 Acquisition Corp. II

DD3 was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. DD3’s efforts to identify a prospective target business are not limited to a particular industry or geographic region. Learn more at https://www.dd3.mx/en/spac.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this communication, including statements as to the Company’s future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations, market size and potential growth opportunities, competitive position, expectations and timings related to commercial launches, potential benefits of the proposed business combination and PIPE investments, technological and market trends and other future conditions, are forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. DD3’s and Codere Online’s actual results may differ from their expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “likely,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, DD3’s and Codere Online’s expectations with respect to market growth, future revenues, future performance, the anticipated financial impacts of the Proposed Business Combination, the satisfaction or waiver of the closing conditions to the Proposed Business Combination, and the timing of the completion of the Proposed Business Combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Most of these factors are outside DD3’s and Codere Online’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against DD3 and/or Codere Online following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the Proposed Business Combination, including due to failure to obtain approval of DD3’s stockholders, certain regulatory approvals, or satisfy other closing conditions in the Business Combination Agreement; (4) the occurrence of any other event, change, or other circumstance that could cause the Proposed Business Combination to fail to close; (5) the impact of COVID-19 on Codere Online’s business and/or the ability of the parties to complete the Proposed Business Combination; (6) the inability to obtain and/or maintain the listing of Holdco’s ordinary shares or warrants on NASDAQ following the Proposed Business Combination; (7) the risk that the Proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Proposed Business Combination; (8) the ability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition, the ability of Codere Online to grow and manage growth profitably, and retain its key employees; (9) costs related to the Proposed Business Combination; (10) changes in applicable laws or regulations; (11) the amount of redemptions by DD3’s stockholders in connection with the Proposed Business Combination; and (12) the possibility that DD3 or Codere Online may be adversely affected by other economic, business and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in DD3’s most recent filings with the SEC and will be contained in the Form F-4, including the proxy statement/prospectus expected to be filed in connection with the Proposed Business Combination. All subsequent written and oral forward-looking statements concerning DD3 or Codere Online, the Proposed Business Combination or other matters and attributable to DD3 or Codere Online or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of DD3 and Codere Online expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

No Offer or Solicitation

This communication is not a proxy statement and does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination. This communication also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

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Information Sources

The information herein does not purport to be all-inclusive. No representation is made as to the reasonableness of the assumptions made with respect to the information herein, or to the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance.

The data contained herein relating to the operations and performance of the combined entities has been derived by Codere Online from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. DD3 and Codere Online assume no obligation to update the information in this communication.

No Representations

No representations or warranties, express or implied, are given in respect of this communication. To the fullest extent permitted by law, in no circumstances will DD3 or Codere Online, or any of their respective subsidiaries, affiliates, stockholders, representatives, partners, directors, officers, employees, advisors or agents, be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this communication, its contents (including without limitation any projections or models), any omissions, reliance on information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith, which information relating in any way to the operations of Codere Online has been derived, directly or indirectly, exclusively from Codere Online and has not been independently verified by DD3. Neither the independent auditors of DD3 nor the independent auditors of Codere Online audited, reviewed, compiled or performed any procedures with respect to any projections or models for the purpose of their inclusion in this communication and, accordingly, neither of them expressed any opinion or provided any other form of assurances with respect thereto for the purposes of this communication.

Participants in the Solicitation

DD3 and Codere Online and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of DD3’s stockholders in connection with the Proposed Business Combination. Information regarding the names, affiliations and interests of DD3’s directors and executive officers is set forth in DD3’s registration statement on Form S-1 (File No. 333-250212) that was filed with the SEC in connection with DD3’s initial public offering in December 2020, as well as in other documents DD3 has filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of DD3’s stockholders in connection with the Proposed Business Combination will be set forth in the Form F-4 when available. Information concerning the interests of DD3’s and Codere Online’s participants in the solicitation, which may, in some cases, be different than those of DD3’s and Codere Online’s equity holders generally, will be set forth in the Form F-4 when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

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